UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2026

(Date of earliest event reported)_____________________

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Bunker Hill Road, Suite 900, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713- 961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 (b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Committee”) of the Board of Directors of Quanex Building Products Corporation (the “Company”) conducted a competitive process to select the audit firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2026. Following that process, on January 13, 2026, KPMG LLP (“KPMG”) was appointed to serve as the Company’s independent public accounting firm for the fiscal year ending October 31, 2026. On the same day, the Company notified Grant Thornton LLP (“Grant Thornton”) of its dismissal as the Company’s independent registered public accounting firm, effective immediately. The decision to change the Company’s independent registered public accounting firm was approved by the Committee.

Grant Thornton’s audit reports on the Company’s consolidated financial statements for each of the fiscal years ended October 31, 2025, and October 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during each of the fiscal years ended October 31, 2025, and October 31, 2024 and through the date of dismissal: (i) there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”), between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the following material weakness in internal control over financial reporting that existed as of the fiscal years ended October 31, 2025 and October 31, 2024.

Each of Grant Thornton’s reports on the Company’s internal control over financial reporting as of October 31, 2025, and October 31, 2024, contained an adverse opinion, specifically, that the Company did not maintain effective internal control over financial reporting as of the end of the period covered by such report due to the effect of a material weakness described in such reports. In the Company’s Annual Report on Form 10-K for the year ended October 31, 2024, filed on December 16, 2024 (the “2024 Annual Report”), management disclosed that a material weakness in the design and operation of controls over the preparation and review of the Company’s statement of cash flows was identified in the fourth quarter of 2024. Subsequent to the issuance of the 2024 Annual Report, this material weakness continues to exist as of the date of this Current Report on Form 8-K. The Company’s management previously reported this material weakness in Part II, Item 9A of its Annual Report on Form 10-K for the fiscal year ended October 31, 2025, filed on December 12, 2025, and in Part II, Item 9A of the 2024 Annual Report.

The Committee has authorized Grant Thornton to respond fully to the inquiries of KPMG concerning the foregoing reportable events and related matters.

The Company provided Grant Thornton with a copy of the disclosures in this Current Report on Form 8-K and requested that Grant Thornton provide the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether Grant Thornton agrees to the statements made by the Company herein. A copy of the letter from Grant Thornton addressed to the SEC and dated as of January 16, 2026 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On January 13, 2026, the Committee approved the engagement of KPMG as the Company’s independent public accounting firm for the fiscal year ending October 31, 2026, effective immediately.

During the fiscal years ended October 31, 2025 and 2024 and the subsequent interim period through the date of dismissal, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from Grant Thornton, LLP to the U.S. Securities and Exchange Commission, dated January 16, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

January 16, 2026	/s/ Paul B. Cornett
(Date)	Paul B. Cornett
Senior Vice President – General Counsel and Secretary